UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2021

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue, New York, New York		10179

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock	JPM	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.10% Non-Cumulative Preferred Stock, Series AA	JPM PR G	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.15% Non-Cumulative Preferred Stock, Series BB	JPM PR H	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange

Depositary Shares, each representing a one-four hundredth interest in a share of 4.55% Non-Cumulative Preferred Stock, Series JJ	JPM PR K	The New York Stock Exchange

Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.

Guarantee of Callable Step-Up Fixed Rate Notes due April 26, 2028 of JPMorgan Chase Financial Company LLC	JPM/28	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(c)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On May 18, 2021, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that Gordon Smith, Co-President and Chief Operating Officer, and Chief Executive Officer of Consumer & Community Banking (CCB), will retire effective December 31, 2021. Mr. Smith will continue to carry on his current responsibilities until December, when Daniel Pinto, Co-President and Chief Operating Officer and Chief Executive Officer of the Corporate & Investment Bank (CIB), will become sole President and Chief Operating Officer of the Firm. In January 2022, Mr. Smith will continue as a senior advisor to JPMorgan Chase.

(b)

In light of Mr. Smith’s retirement, Marianne Lake, CEO of Consumer Lending, and Jennifer Piepszak, Chief Financial Officer of the Firm, will become co-heads of CCB effective immediately, reporting to Mr. Smith. Ms. Lake and Ms. Piepszak will remain members of the Firm’s Operating Committee.

(c)

Jeremy Barnum, 48, will succeed Ms. Piepszak as Chief Financial Officer of the Firm, effective immediately and will become a member of the Firm’s Operating Committee. Mr. Barnum currently serves as head of Global Research for the Firm’s Corporate and Investment Bank (“CIB”), a position he has held since February 2021. From 2013 through January 31, 2021, Mr. Barnum served as Chief Financial Officer of the CIB. Prior to that, Mr. Barnum held various other roles within the CIB including serving as CFO of the Firm’s Markets Division. He also held various chief financial roles and other leadership positions within the CIB’s credit trading group as well as various trading roles in currencies, emerging markets and credit. Mr. Barnum joined JPMorgan Chase in 1994. In November 2004 he left the Firm and rejoined in August 2007.

A copy of the press release related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	JPMorgan Chase & Co. Press Release dated May 18, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ John H. Tribolati
Name:	John H. Tribolati
Title:	Corporate Secretary

Dated: May 18, 2021